UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

Empire State Building Associates L.L.C.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-827

A New York Limited Liability Company	13-6084254
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Grand Central Place, 60 East 42nd Street, New York, New York 10165

(Address of principal executive offices, including zip code)

(212) 687-8700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 29, 2013, Empire State Building Associates L.L.C. (the “Company”) filed a Form 8-K reporting the results of the consent solicitation by the supervisor of the Company with respect to: (i) a proposal to approve a consolidation transaction, (ii) a third-party portfolio proposal and (iii) voluntary pro rata reimbursement for litigation and arbitration costs. The Company at that time reported that the period for consenting to the consolidation for those who received the buyout notices had been extended.

The Company has now received consent to the consolidation proposal from each participant that received a buyout notice, and the proposal for consolidation into Empire State Realty Trust, Inc. (“ESRT”) has been approved by 100% of the participants in each group.

The Company did not buy out the participation interest of any participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empire State Building Associates L.L.C.

Date: September 18, 2013	By:	/s/ Mark Labell
	Name:	Mark Labell
	Title:	Senior Vice President – Finance
Malkin Holdings LLC, Supervisor*

*	The Company is a limited liability company supervised by Malkin Holdings LLC. Accordingly, this Form 8-K is being signed by a senior executive of Registrant’s supervisor.